EXHIBIT 4.19

______________________________

FIRST SUPPLEMENTAL INDENTURE
Dated as of September 26, 2016

______________________________
VALVOLINE INC.,

THE GUARANTORS PARTY HERETO,
and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 26, 2016, among VALVOLINE INC., a Kentucky corporation (the “Company”), the entities listed on Schedule I hereto (each a “Subsidiary Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
W I T N E S S E T H

WHEREAS, VALVOLINE FINCO TWO LLC., a Delaware limited liability company (“Finco Two”), and ASHLAND INC., a Kentucky corporation (“Ashland”), have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 20, 2016, providing for the issuance of an unlimited aggregate principal amount of 5.500% Senior Notes due 2024 (the “Notes”);
WHEREAS, on the date hereof, pursuant to Section 271B.11-080 of the Kentucky Business Corporation Act, Finco Two merged with and into the Company (the “Merger”), with the Company as the surviving corporation;
WHEREAS, as a result of the Merger, the Company is assuming, by and under operation of law and this First Supplemental Indenture, the obligations of Finco Two for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all the Notes and the performance and observance of the Indenture on the part of Finco Two;
WHEREAS, as a result of the Merger and in accordance with the Indenture, the Subsidiary Guarantors are, by and under this First Supplemental Indenture, unconditionally guaranteeing all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantees”); and
WHEREAS, pursuant to Sections 9.01 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Assumption by the Company. The Company hereby assumes the obligations of Finco Two for the due and punctual payment of the principal of, premium, if any, and interest on all Outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of Finco Two. The Company is hereby substituted for, and may exercise every right and power of, Finco Two under the Indenture with the same effect as if the Company had been named as Finco Two in the Indenture, and the Company is a successor company under the Indenture.
3.Agreement to Guarantee. Each Subsidiary Guarantor hereby agrees as follows:
a.    Such Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, subject to the terms and conditions set forth in the Indenture.
b.    Such Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations in accordance with the terms set forth in Article X of the Indenture.
4.Release of Ashland Guarantee. Pursuant to Section 10.03 of the Indenture, effective as of the date hereof, Ashland is hereby fully and unconditionally released from the Ashland Guarantee, and shall have no further obligations in respect of the Ashland Guarantee, the Notes, or the Indenture.
5.No Personal Liability of Directors, Officers, Employees and Stockholders. No present, past or future director, officer, employee, member, partner, incorporator or equity holder of the Company, any Subsidiary Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company or any Subsidiary Guarantor in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equity holder of any Subsidiary Guarantor) shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Guarantees, this First Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.
6.Ratification of the Indenture; First Supplemental Indenture part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Each Subsidiary Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
7.Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
9.Effect of Headings. The Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
10.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.
11.Benefits Acknowledged. The Company and each Subsidiary Guarantor’s Guarantee are subject to the terms and conditions set forth in the Indenture. Each of the Company and the Subsidiary Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee and this First Supplemental Indenture and are knowingly made in contemplation of such benefits.
12.Successors. All agreements of the Company and the Subsidiary Guarantors in this First Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture (including without limitation Section 10.03 of the Indenture). All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
13.Severability. If any provision in this First Supplemental Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this First Supplemental Indenture as a whole.
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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.
VALVOLINE INC.
By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Assistant Treasurer

[Signature Page to the Supplemental Indenture]

VALVOLINE US LLC
By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE LLC

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE LICENSING AND INTELLECTUAL PROPERTY LLC

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE BRANDED FINANCE, INC.

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: President and Assistant Treasurer

VALVOLINE INTERNATIONAL HOLDINGS INC.
By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

[Signature Page to the Supplemental Indenture]

VALVOLINE INSTANT OIL CHANGE
FRANCHISING, INC.

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

RELOCATION PROPERTIES MANAGEMENT LLC

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VIOC FUNDING, INC.

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE INTERNATIONAL, INC.

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

[Signature Page to the Supplemental Indenture]

FUNDING CORP. I

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

OCH INTERNATIONAL, INC.

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

OCHI ADVERTISING FUND LLC

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

OCHI HOLDINGS LLC
By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

OCHI HOLDINGS II LLC

By:    /s/ Lynn P. Freeman
_______________________________
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

[Signature Page to the Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ William E. Sicking
_______________________________
Name: William E. Sicking
Title: Vice President & Trust Officer

[Signature Page to the Supplemental Indenture]

SCHEDULE I

Subsidiary Guarantors
Valvoline US LLC
Valvoline LLC
Valvoline Licensing and Intellectual Property LLC
Valvoline Branded Finance, Inc.
Valvoline International Holdings Inc.
Valvoline Instant Oil Change Franchising, Inc.
Relocation Properties Management LLC
VIOC Funding, Inc.
Valvoline International, Inc.
Funding Corp. I
OCH International, Inc.
OCHI Advertising Fund LLC
OCHI Holdings LLC
OCHI Holdings II LLC